                                                                    Exhibit 21.1

SUBSIDIARIES OF REGISTRANT

                                                             State of
                                                          Incorporation
                                                            or other
                                                          jurisdiction
                                                            in which
     Name                                                   organized
     ----                                                 -------------

Consolidated Furniture Corporation                           New York
    Furniture Comfort Corporation                            Delaware
    SSC Corporation                                          Delaware




       Each of the above subsidiaries is 100% owned by the Registrant or a subsidiary (as indicated by indentation) and are included in the consolidated financial statements of the Registrant.